UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

ARGO GROUP INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15259	98-0214719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 7th Avenue

7th Floor

New York, New York 10018

(Address, Including Zip Code,

of Principal Executive Offices)

Registrant’s telephone number, including area code: (210) 321-8400

Argo Group International Holdings, Ltd.

90 Pitts Bay Road
Pembroke HM 08
Bermuda
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.500% Senior Notes due 2042 issued by Argo Group U.S., Inc. and the Guarantee with respect thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Resettable Fixed Rate Preferred Stock, Series A, Par Value $1.00 Per Share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On November 16, 2023, Argo Group International Holdings, Ltd., a Bermuda exempted company limited by shares (the “Company”), completed its previously announced merger with BNRE Bermuda Merger Sub Ltd. (“Merger Sub”), a wholly owned subsidiary of Brookfield Reinsurance Ltd. (“Brookfield Reinsurance”). Pursuant to the Agreement and Plan of Merger, dated as of February 8, 2023, by and among the Company, Merger Sub and Brookfield Reinsurance, and the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended (the “Companies Act”), by and among the Company, Merger Sub and Brookfield Reinsurance, dated as of November 16, 2023, Merger Sub merged with and into the Company in accordance with the Companies Act (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Brookfield Reinsurance (such entity, the “Surviving Company”).

Following the completion of the Merger, on November 30, 2023 (the “Effective Date”), the Surviving Company discontinued as a Bermuda exempted company limited by shares pursuant to Section 132G of the Companies Act and registered by continuation as a corporation in the State of Delaware under the Delaware General Corporation Law (“DGCL”) as if the Surviving Company had been incorporated under the laws of the State of Delaware (the “Redomestication”). In connection with the Redomestication, the Surviving Company changed its name from Argo Group International Holdings, Ltd. to Argo Group International Holdings, Inc. and adopted a new certificate of incorporation and bylaws, copies of which are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The certificate of incorporation and bylaws are effective as of the Effective Date. As of the Effective Date, the Company has also changed the location of its principal executive offices to 501 7th Avenue, 7th Floor, New York, New York 10018. There have been no changes to the Company’s directors and officers as a result of the Redomestication.

The terms, rights, restrictions and qualifications of the Surviving Company’s 7.00% Resettable Fixed Rate Preferred Stock, Series A, par value $1.00 per share (the “Series A Preferred Shares”) are set forth on Exhibit A to the certificate of incorporation. The rights of the holders of the Series A Preferred Shares and the related depositary shares, each representing a 1/1000th interest in the Series A Preferred Shares (the “Depositary Shares”) have not been materially modified other than to the extent the DGCL differs from the Companies Act and with respect to certain tax consequences, which are described under Item 8.01 of this Current Report on Form 8-K and are incorporated in this Item 3.03 by reference. There has been no change to the terms of the 6.500% Senior Notes due 2042 issued by Argo Group U.S., Inc. and the Guarantee with respect thereto (the “Senior Notes”). Upon effectiveness of the Redomestication, the Surviving Company’s CUSIP number relating to its Series A Preferred Shares changed to 040128 407 and the Company’s CUSIP number relating to its Senior Notes changed to 040130 106.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 8.01	Other Events.

The following discussion is a general summary of U.S. federal income tax considerations for U.S. Holders (as defined below) relating to the Redomestication and for Holders (as defined below) of the ownership and disposition of Depositary Shares. Holders of Depositary Shares are treated as beneficial owners of the underlying Series A Preference Shares for U.S. federal income tax purposes, and references here in to Holders of Series A Preferred Shares apply to Holders of Depositary Shares.

This discussion is not a complete summary of all the U.S. federal income tax considerations that may be relevant to particular Holders and does not discuss any other tax considerations of the Redomestication or ownership and disposition of the Depositary Shares. Holders are urged to consult their own tax advisors as to the U.S. federal, state, local and non-U.S. income and other tax implications to them of the Redomestication and ownership and disposition of the Depositary Shares, including any impact of rules applicable to Holders that own, or have owned, directly, indirectly or constructively, 10% or more or our outstanding equity (a “U.S. Shareholder”), the passive foreign investment company rules, the rules applicable to “controlled foreign corporations”, the rules of the Foreign Investment in Real Property Tax Act, rules applicable to partnerships and their partners, and any other applicable rules.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Depositary Shares that is, for U.S. federal income tax purposes, an individual who is a citizen or a resident of the United States; a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust, if it (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes. A “Non-U.S. Holder” is a beneficial owner of Depositary Shares that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and a “Holder” is either a U.S. Holder or a Non-U.S. Holder.

U.S. Federal Income Tax Considerations for the Redomestication, Generally

The Redomestication is expected to be treated for U.S. federal income tax purposes as if the Company (i) transferred all of its assets and liabilities to a new entity formed in Delaware in exchange for all of the outstanding common and Series A Preferred Shares of this new entity formed in Delaware; and (ii) distributed the common stock and Series A Preferred Shares of the new Delaware entity to the stockholders of the Company in exchange for their existing common shares and Series A Preferred Shares, as applicable. U.S. Holders generally are not expected to recognize gain or loss for U.S. federal income tax purposes as a result of the Redomestication, except as provided below under the caption headings “Effects of Section 367 to U.S. Holders” and “Passive Foreign Investment Company Considerations.” The taxable year of the Company will end for U.S. federal income tax purposes on the Effective Date.

Basis and Holding Period. A U.S. Holder’s adjusted basis in the Series A Preferred Shares on the Effective Date will be equal to the U.S. holder’s adjusted basis in its Series A Preferred Shares immediately prior to the Effective Date, increased by any gain recognized by, or the amount included in income of, such U.S. Holder (if any) as a result of Section 367 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The U.S. Holder’s holding period in the Series A Preferred Shares received in the Redomestication will include the period of time during which such holder held its Series A Preferred Shares.

Effects of Section 367 Code on the Redomestication for U.S. Holders

As discussed below, the effects of Section 367 of the Code to a particular U.S. Holder will depend on the amount of Series A Preferred Shares that a U.S. Holder holds or is treated as holding.

U.S. Holders Whose Series A Preferred Shares Have an Aggregate Fair Market Value of Less Than $50,000. A U.S. Holder who owns our equity interests, including the Series A Preferred Shares, with an aggregate fair market value of less than $50,000 on the Effective Date will not recognize any gain or loss as a result of the Redomestication.

All Other U.S. Holders of Series A Preferred Shares. A U.S. Holder who owns our equity interests, including the Series A Preferred Shares, with an aggregate fair market value of $50,000 or more but that is not a U.S. Shareholder described above must generally recognize gain (but not loss) with respect to the Series A Preferred Shares deemed received in the Redomestication unless such U.S. Holder elects to recognize as a deemed dividend the “all earnings and profits” amount attributable to such U.S. Holder. The Company does not intend to provide U.S. Holders with the information necessary to elect to recognize the “all earnings and profits” amount in lieu of recognizing gain. Accordingly, U.S. Holders described in this paragraph will generally recognize gain (but not loss) with respect to Series A Preferred Shares received in the Redomestication in an amount equal to the excess of the fair market value of the Series A Preferred Shares deemed received on the Effective Date over the U.S. Holder’s adjusted tax basis in the Series A Preferred Shares prior to the Redomestication. Any such gain should be long-term capital gain if the holder held the Series A Preferred Shares for longer than one year. If a U.S. Holder acquired different blocks of Series A Preferred Shares at different times or at different prices, such U.S. Holder must determine its, his or her gain, adjusted tax basis and holding period separately with respect to each block of Series A Preferred Shares.

U.S. Federal Income Tax Considerations for U.S. Holders of the Ownership and Disposition of Series A Preferred Shares Following the Redomestication

Distributions on the Series A Preferred Shares. Distributions with respect to the Series A Preferred Shares will be taxable as dividend income when paid to the extent of the Company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series A Preferred Shares exceeds the Company’s current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder's adjusted tax basis in the Series A Preferred Shares, and thereafter as capital gain, which will be long-term capital gain if the U.S. Holder's holding period for such shares exceeds one year at the time of the distribution. Distributions constituting dividend income received by individuals and certain other non-corporate U.S. Holders in respect of the Series A Preferred Shares will generally be subject to taxation at the preferential rates applicable to long-term capital gains, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Series A Preferred Shares constituting dividend income paid to U.S. Holders that are U.S. corporations will generally qualify for the dividends received deduction, provided that applicable holding period requirements are met and certain other conditions are satisfied.

Dividends that exceed certain thresholds in relation to a U.S. Holder's tax basis in the Series A Preferred Shares could be characterized as "extraordinary dividends" under the Code. Certain non-corporate U.S. Holders who receive an extraordinary dividend will generally be required to treat any losses on the sale of the Series A Preferred Shares as long-term capital losses to the extent any such extraordinary dividends received by them with respect to such Series A Preferred Shares qualify for the preferential rates applicable to long-term capital gains. If a corporate U.S. Holder that has held Series A Preferred Shares for two years or less before the dividend announcement date receives an extraordinary dividend, such holder will generally be required to reduce its tax basis in the Series A Preferred Shares with respect to which such dividend was made by the non-taxed portion of such dividend (generally, an amount equal to the dividends received deduction). If the amount of the reduction exceeds the U.S. Holder's tax basis in such Series A Preferred Shares, the excess is treated as taxable gain.

Sale, Exchange, Redemption or Other Taxable Disposition of the Series A Preferred Shares. A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other taxable disposition of the Series A Preferred Shares equal to the difference, if any, between the amount realized upon the disposition and the U.S. Holder's adjusted tax basis in the shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

A redemption of the Series A Preferred Shares will be treated as a sale or exchange described in the preceding paragraph if the redemption (i) is a "complete termination" of the U.S. Holder's Series A Preferred Shares interest and any other equity interest in the Company (within the meaning of Section 302(b)(3) of the Code), (ii) is a "substantially disproportionate" redemption of stock with respect to the U.S. Holder (within the meaning of Section 302(b)(2) of the Code) or (iii) is "not essentially equivalent to a dividend" with respect to the U.S. Holder (within the meaning of Section 302(b)(1) of the Code). In determining whether any of these tests has been met, a U.S. Holder must take into account not only the Series A Preferred Shares and other equity interests in the Company that the U.S. Holder actually owns but also other equity interests in the Company that the U.S. Holder constructively owns within the meaning of Section 318 of the Code. A U.S. Holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and that exercises no control over the Company's corporate affairs will generally be entitled to sale or exchange treatment on a redemption of Series A Preferred Shares if such holder experiences any reduction in its equity interest in the Company (taking into account any constructively owned the Company equity interests) as a result of the redemption. If none of the alternative tests of Section 302(b) of the Code are met, the redemption will be treated as a distribution subject to the rules described above.

In the event that a redemption payment is properly treated as a distribution, the amount of the distribution will be equal to the amount of cash and the fair market value of property received without any offset for the U.S. Holder's tax basis in the Series A Preferred Shares. Any tax basis in the redeemed Series A Preferred Shares should be transferred to the U.S. Holder's remaining equity interests in the Company. If the U.S. Holder has no remaining equity interests in the Company, such basis could, under certain circumstances, be transferred to any remaining equity interests in that are held by a person related to such holder, or such basis could be lost entirely.

U.S. Federal Income Tax Considerations for Non-U.S. Holders of the Ownership and Disposition of Series A Preferred Shares Following the Redomestication

Distributions on the Series A Preferred Shares. Distributions on the Series A Preferred Shares that are treated as dividends and paid to a Non-U.S. Holder will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with such Non-U.S. Holder's conduct of a trade or business in the U.S. (and to the extent required under an applicable tax treaty, are attributable to a U.S. permanent establishment or fixed base of such Non-U.S. Holder) are generally subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a U.S. person, and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements and that the payor has no actual knowledge or reason to know that the certifications are incorrect). Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be applicable under an income tax treaty.

For purposes of obtaining a reduced rate of withholding under an income tax treaty, a Non-U.S. Holder will generally be required to provide certain information and certifications by providing a properly executed IRS Form W-8BEN, Form W-8BEN-E, other Form W-8 or suitable substitute form (assuming the payor has no knowledge or reason to know that the certifications are incorrect). An IRS Form W-8ECI would generally need to be provided if the dividends are effectively connected with a trade or business in the United States.

A Non-U.S. Holder eligible for a reduced rate of withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders may be eligible to receive additional amounts with respect to U.S. withholding taxes imposed on dividends.

Sale, Exchange, Redemption or Other Taxable Disposition of the Series A Preferred Shares. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (other than a redemption that is treated as a distribution as discussed below) or other taxable disposition of the Series A Preferred Shares unless (i) the Non-U.S. Holder is a non-resident alien individual that is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other requirements are satisfied or (ii) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and to the extent required under an applicable tax treaty, are attributable to a U.S. permanent establishment or fixed base of such Non-U.S. Holder).

An individual Non-U.S. Holder described in clause (i) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses, even though the individual is not considered a resident of the United States. Gain described in clause (ii) of such paragraph will be subject to tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation that recognizes gain described in clause (ii) may also be subject to a branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Additional Withholding Under the Foreign Account Tax Compliance Act (“FATCA”). Under FATCA, withholding at a rate of 30% will generally be required in certain circumstances on dividends payable with respect to Series A Preferred Shares held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the Series A Preferred Shares are held will affect the determination of whether such withholding is required. Similarly, dividends payable with respect to Series A Preferred Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that it does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will, in turn, be provided to the United States Department of the Treasury. We will not pay any additional amounts to Holders in respect of any amounts withheld as a result of FATCA.

All Holders are urged to consult their own tax advisors regarding the possible implications of the above rules and any other U.S. federal, state, local and non-U.S. income and other tax implications to them of the Redomestication and their investment in Series A Preferred Shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Incorporation of Argo Group International Holdings, Inc.
3.2	Bylaws of Argo Group International Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2023

ARGO GROUP INTERNATIONAL HOLDINGS, INC.

By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer